Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Robo.ai Inc. (formerly known as NWTN Inc.) of our report dated June 10, 2025, relating to the consolidated financial statements of NWTN Inc. as of and for the years ended December 31, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Assentsure PAC

Singapore

July 31, 2026